EXHIBIT 10.1

PROMISSORY NOTE

$500,000.00	September 20, 2013

FOR VALUE RECEIVED, Strategic Realty Trust, Inc., a Maryland corporation (“Borrower”), promises to pay to the order of Glenborough Property Partners, LLC, a Delaware limited liability company (“Lender”), at 400 S. El Camino Real, Suite 1100, San Mateo, California 94402, or at such other place as Lender may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Five Hundred Thousand AND NO/100THS DOLLARS ($500,000.00) or so much thereof as may be advanced hereunder from time to time, together with interest on the principal balance of this Note outstanding from time to time, from the date of this Note until fully repaid at the rates hereinafter set forth. .

1.          Definitions. As used herein, the terms “Borrower” and “Lender” have the meanings assigned in the preceding paragraph, and the following terms have the following meanings:

(a)          “Business Day” means any day that is not a Saturday, Sunday or legal holiday on which Lender is authorized or required by law to close. All references in this Note to a “day” or a “date” shall be to a calendar day unless specifically referenced as a Business Day.

(b)           “Default Rate” means the lesser of (a) a fixed annual rate equal to the Interest Rate plus five percent (5%) and (b) the maximum rate of interest permitted by applicable law.

(c)          “Event of Default”. Any of the following events shall be deemed an “Event of Default” hereunder:

          (i)          Borrower fails to pay any installment of principal or interest on the Note, when due.

          (ii)          Borrower, or any Guarantor of the Loan, shall file a voluntary petition in bankruptcy or such a petition shall be filed against Borrower or any Guarantor of the Loan or and is not dismissed within sixty (60) days after filing; or if Borrower or any Guarantor shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or Borrower, or any Guarantor of the Loan, shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Borrower, or any Guarantor of the Loan, or for all or any part of the Property, or for any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

          (iii)          A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Borrower, or any Guarantor of the Loan, seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of Borrower or any Guarantor or of all or any part of the Property, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of Borrower or any affected Guarantor and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive).

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          (iv)          A notice of Lien, levy, or assessment is filed or a writ of execution or attachment or any similar process is issued or levied with respect to all or a part of the assets of Borrower or any Guarantor or any judgment involving monetary damages shall be entered against Borrower and become a Lien on the assets of Borrower or any Guarantor, or any portion thereof or interest therein and Borrower or Guarantor fails, within thirty (30) days, to satisfy or have the same released or to deposit with Lender cash or sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the Lien, levy, assessment, writ or similar process or judgment plus any costs, attorney’s fees or other charges that could accrue as a result of a foreclosure or sale under the Lien, levy, assessment, writ or similar process or judgment.

          (v)          Any Guarantor of the Loan defaults under its Guaranty.

          (vi)          Any Guaranty of the Loan ceases to be in full force and effect or any such Guarantor asserts that any such Guaranty is not in full force and effect.

(d)          “Guaranty” means that certain Guaranty Agreement of even date herewith, whereby Strategic Holdings guaranties the obligations of the Borrower hereunder.

(e)           “Interest Rate” means a rate per annum of seven percent (7%).

(f)          “Loan” means the loan evidenced by this Note.

(g)           “Loan Amount” means the then-current outstanding balance of the Loan, stated in U.S. Dollars.

(h)           “Loan Term” means the period commencing on the Closing Date, through and including the Maturity Date.

(i)           “Maturity Date” means the earlier of February 28, 2014 or the occurrence of an Acceleration Event as that term is defined in the following sentence. An “Acceleration Event” is defined for purposes of this note as the occurrence of any of the following: (i) SRT Advisor, LLC receives any notice of termination of that certain Advisory Agreement dated as of August 10, 2013 among the REIT and the Operating Partnership on the one hand, and SRT Advisor, LLC on the other hand (the “Advisory Agreement”), other than a notice of termination for Cause, as that term is defined in the Advisory Agreement or (ii) the Advisory Agreement expires without renewal on terms acceptable to SRT Advisor, LLC.

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(j)          “Note” means this Promissory Note and any renewals, extensions, amendments or supplements hereof.

(k)          “Operating Partnership” means Strategic Realty Operating Partnership, LP (formerly known as TNP Strategic Retail Operating Partnership, LP).

(l)          “Payment Date” is defined in Section 3(b) of this Note.

(m)          ”Strategic Holdings” means SRT Secured Holdings, LLC (formerly known as TNP SRT Secured Holdings, LLC).

(m)          “REIT” means Strategic Realty Trust, Inc. (formerly known as TNP Strategic Retail Trust, Inc.).

2.          Interest. During the Loan Term and until the entire principal balance of this Note is paid in full, the principal balance of this Note outstanding from time to time shall bear interest at the Interest Rate. In computing the number of days during which interest accrues, the day on which funds are advanced shall be included regardless of the time of day such advance is made, payments made by Borrower to Lender under this Note shall be credited to Borrower on the Business Day such payment is received by Lender at the address set forth in the preamble of this Note (or at such other address as Lender may direct in writing to Borrower); provided, however, any payment received by Lender after 3:00 p.m., California time, on a Business Day shall be deemed received on the next following Business Day. Interest shall be computed under this Note on a 365/360 Basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

3.          Monthly Payments.

(a)          Interest Only. From and including the Closing Date, until the Note is paid in full, Borrower shall make payments to Lender of interest only, in arrears, at the Interest Rate. Interest shall be paid on the fifth (5th) day of each calendar month.

(b)          Failure to Timely Pay Interest. At Lender’s option, any interest that has accrued but is not paid as required under this Note shall be compounded and added to the principal balance of this Note on the first day following the date such interest was required to be paid. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately following Business Day.

(c)          Final Payment. On the Maturity Date, Borrower shall make a final payment that shall include any unpaid principal, any interest accrued and unpaid thereon, and any and all other sums due under this Note.

4.          Prepayment; No Re-Borrowing. Borrower may prepay all or any portion of the Loan at any time or from time to time, without penalty. Once the total amount of principal set forth above has been advanced, Borrower shall not be entitled to further loan advances. No amount repaid hereunder may be re-borrowed.

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5.          Application of Payments. All payments and prepayments received by Lender pursuant to this Note shall be applied in the following manner: first, to the payment of all expenses, charges, costs (including, but not limited to the enforcement costs set forth in Section 11 below) and fees incurred by or payable to Lender and for which Borrower is obligated pursuant to the terms of the Loan (in such order and manner as Lender, in its sole discretion, may elect); second, to the payment of all interest accrued to the date of such payment; and third, to the payment of the Loan Amount. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default (as hereinafter defined), all amounts received by Lender from any party (other than pursuant to a guarantee) shall be applied in such order as Lender, in its sole discretion, may elect. Borrower hereby waives any rights or benefits that may arise under or by virtue of California Civil Code Section 2822. If any installment payment provided for herein is not sufficient to pay the entire amount of the accrued but unpaid interest hereunder, then the accrued but unpaid interest shall be added to principal and shall accrue interest as principal.

6.          Maximum Rate of Interest. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including without limitation, all charges, fees or any sums which may at any time be deemed to be interest, shall not exceed the amount which Lender may lawfully collect. In the event the total liability for payments of interest and payments in the nature of interest, including without limitation, all charges, fees or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the amount which Lender may lawfully collect, all sums in excess of those lawfully collectible as interest for the period in question shall, without further notice to any party hereto, be applied as a premium-free reduction of the principal balance hereof immediately upon receipt of such sums by Lender, with the same force and effect as though Borrower had specifically designated such excess sums to be so applied to the reduction of principal; provided, however, that Lender may, at any time, and from time to time, elect, by notice in writing to Borrower, to waive, reduce or limit the collection of any sums (or refund to Borrower any sums collected) in excess of those lawfully collectible as interest rather than accept such sums on prepayment of principal.

7.          Late Charge. If all or any portion of any payment or deposit required hereunder (other than the payment due on the Maturity Date) is not paid or deposited on or before the day on which such payment or deposit is due, Borrower shall pay a late or collection charge, as liquidated damages, equal to five percent (5%) of the amount of such unpaid payment or deposit. Borrower acknowledges that Lender will incur additional expenses as a result of any late payments or deposits hereunder, which expenses would be impracticable to quantify, and that Borrower's payments under this Section 7 are a reasonable estimate of such expenses.

8.          Default Interest. Time is of the essence hereof and if the entire balance of principal, accrued interest and any other amount due hereunder are not paid in full on the Maturity Date, or upon acceleration of this Note, as applicable, then, without waiving or modifying in any way any of the rights, remedies or recourse Lender may have under this Note by virtue thereof, the entire unpaid balance of principal, accrued interest and any other amounts due hereunder shall bear interest from the Maturity Date or the date of acceleration until paid in full at the Default Rate. In addition, the holder hereof shall have any and all other rights and remedies available at law or in equity. If the Default Rate is triggered as a result of an Event of Default and Borrower subsequently cures the Event of Default, then all amounts owing hereunder will resume bearing interest at the Interest Rate, rather than the Default Rate, on the date the Event of Default is cured; provided, however, that the interest owing hereunder may again accrue at the Default Rate upon the occurrence of a subsequent Event of Default. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from Borrower’s failure to pay on the Maturity Date or upon acceleration of this Note, as applicable, and such interest at the Default Rate is a reasonable estimate of those damages and does not constitute a penalty. Interest at the Default Rate shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or the other Loan Documents.

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9.          Default. Upon the occurrence of any Event of Default, Lender, at its option and without further notice, demand, or presentment for payment to Borrower or others, may declare immediately due and payable the unpaid principal balance of this Note and interest accrued thereon together with all other sums owed by Borrower under this Note (including, but not limited to attorneys’ fees), anything in this Note to the contrary notwithstanding. Payment of such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Lender in this Note.

10.          Remedies Cumulative. The remedies of Lender in this Note shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

11.          Enforcement Costs. In the event of (a) any action or proceeding that involves the protection, preservation or enforcement of Lender’s rights or Borrower’s obligations under this Note (including, but not limited to, Lender’s defense of any action by Borrower in connection with the Loan or a case or proceeding under Title 11 of the United States Code, Section 101 et seq.), (b) Lender’s collection or enforcement without institution of litigation proceedings, or (c) Lender’s participation in any proceeding which is authorized under the terms of this Note, Lender shall be entitled to payment, upon demand, from Borrower of all costs and expenses associated therewith, including reasonable attorneys’ fees and litigation expenses. Borrower will pay Lender, upon demand, all reasonable attorneys’ fees and expenses incurred in the representation of Lender in any aspect of any bankruptcy or insolvency proceeding initiated by or on behalf of Borrower that concerns any of its obligations to Lender. In the event of a judgment against one party concerning any aspect of this Note, the right to recover post-judgment attorneys’ fees incurred in enforcing the judgment shall not be merged into and extinguished by any money judgment. The provisions of this Section constitute a distinct and severable agreement from the other contractual rights created by this Note.

12.          Waivers. Borrower waives diligence, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. Borrower further waives all right of offset that it may now have or hereafter become entitled to with respect to Lender. Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in the writing. The acceptance by Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment, including but not limited to acceptance of interest or other payments after the Maturity Date, shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of Lender. If Lender delays in exercising or fails to exercise any of its rights under this Note, such delay or failure shall not constitute a waiver of any Lender rights or of any breach, default, or failure of condition under this Note. No waiver by Lender of any of its rights or of any such breach, default, or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. Borrower hereby waives any rights pursuant to California Civil Code sections 1479 and 2822 (and any amendments or successors thereto), to designate how payments will be applied, and acknowledges and agrees that Lender shall have the right in its sole discretion to determine the order and method of the application of payments on this Note or any other Loan Document.

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13.          JURY TRIAL WAIVER; JUDICIAL REFERENCE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN ANY JUDICIAL ACTION OR PROCEEDING ARISING FROM OR RELATING TO THE LOAN OR THE LOAN DOCUMENTS, INCLUDING ANY ACTION OR PROCEEDING INVOLVING A CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, BORROWER HEREBY WAIVES ANY RIGHT IT OR THEY MAY HAVE TO REQUEST OR DEMAND A TRIAL BY JURY. VENUE FOR ANY ACTION RELATED TO THE LOAN OR LOAN DOCUMENTS SHALL BE IN AN APPROPRIATE COURT IN SAN MATEO COUNTY, CALIFORNIA SELECTED BY LENDER TO WHICH BORROWER HEREBY CONSENTS. IN THE EVENT SUCH WAIVER IS UNENFORCEABLE OR INEFFECTIVE UNDER CALIFORNIA LAW, BORROWER AGREES THAT SUCH WAIVER SHALL BE SEVERED FROM THIS AGREEMENT, AND THAT THE CALIFORNIA JUDICIAL REFERENCE AGREEMENT BETWEEN THE PARTIES SHALL GOVERN THE METHOD, PROCESS AND FORUM FOR THE RESOLUTION OF ANY AND ALL DISPUTES ARISING FROM OR RELATING TO THE LOAN OR THE LOAN DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT.

14.          Commercial Loan. Borrower warrants that the Loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan evidenced by this Note shall be construed for all purposes as a commercial loan, and is made for other than personal family or household purposes.

15.          Governing Law. This instrument shall be governed by and construed according to the laws of the State of California, without giving effect to its conflict of law principles.

16.          Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of San Mateo County, State of California.

17.          Construction of Certain Terms. Whenever used, the singular shall include the plural, the plural shall include the singular, and the words “Lender” and “Borrower” shall be deemed to include their respective heirs, administrators, executors, successors and assigns.

18.          Notice. All notices which Lender or Borrower may be required or permitted to give hereunder shall be made in writing, and shall be given by hand, by facsimile transmission, by courier or overnight carrier or by registered or certified mail. Notices to the Lender shall be addressed to Lender at the address set forth herein. Notices to the Borrower shall be given to the address for notice then in effect under the terms of the Advisory Agreement. Any party hereto may at any time give notice in writing to the other parties of a change in its addresses for the purposes of this Section.

19.          Severability of Provisions. In the event any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.

20.          Sale of Interest. Borrower acknowledges that Lender intends to sell one or more participations in the Loan, and may, in its sole discretion, sell all or any part of its interest in the Loan as evidenced by this Note and, in connection therewith, Lender may assign all or any portion of this Note. Any such sale and assignment may be at a discount or premium, subject to a brokerage fee or involve a servicing agreement, and shall not alter any of Borrower’s obligations hereunder or under any of the Loan Documents.

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21.          Integration. This Note and the Guaranty constitute the entire understanding of Borrower and Lender with respect to the matters discussed herein, and supersede all prior and contemporaneous discussions, agreements and representations, whether oral or written. This Note may only be modified in a writing signed by Lender and Borrower.

22.          Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

23.          Joint and Several Liability. If Borrower is composed of more than one entity or person, then each such entity person comprising Borrower shall be jointly and severally liable for the obligations, covenants and agreements created by or arising out of this Note.

24.          Headings. The section captions are inserted for convenience of reference only and shall in no way alter or modify the text of such sections.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note the day and year first above written.

BORROWER:

Strategic Realty Trust, Inc.

a Maryland corporation

By:	/s/ Jack Maier
Jack Maier, Director and Authorized Signatory

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